Exhibit 19.1

1 MERIT MEDICAL SYSTEMS, INC. CORPORATE POLICY ON INSIDER TRADING (Revised May 18, 2023) In the course of employment with Merit Medical Systems, Inc. (the “ Company”), including employment with a subsidiary of the Company, directors, officers and employees may come into possession of confidential and highly sensitive information concerning the Company. Sensitive information has a potential for affecting the market price of securities issued by the Company and its affiliates as well as the value of the Company’s securities. Federal securities laws impose considerable civil and criminal penalties on persons who improperly obtain or use material, nonpublic information, in connection with a purchase or sale of securities. In addition to civil damages of up to three times the profit gained, an individual could receive jail time and a criminal fine up to $1,000,000 for violations. In light of the importance of preserving the Company’s reputation for maintaining the highest legal, business and ethical standards, as well as the detrimental impact on employees and the Company from failures to comply with applicable laws, the Company has determined to provide specific guidance concerning the propriety of various personal transactions, and to impose specific restrictions to attempt to ensure that neither the Company nor its directors, officers or employees violate insider trading laws. With this in mind, all directors and officers, and certain other employees, of the Company are asked to read this policy and thoroughly understand its contents. Directors, officers and certain other employees, particularly those in financial, accounting and business development areas who are given access to sensitive information in connection with job performance (“Insiders”), who are most likely to have access to material, nonpublic information regarding the business, operations and financial condition of the Company must sign the attached Insider Trading Compliance Statement and return it to an Insider Trading Compliance Officer. Employees who are deemed Insiders will be notified by the Company. This policy also applies to family members of an Insider who share the Insider’s household and to Individual Retirement Accounts (IRAs), trusts and other entities controlled by Insiders or their family members (as well as accounts, trusts and other entities of which Insiders or their family members are beneficiaries). The Company has designated its Chief Legal Officer, Brian G. Lloyd, and its Chief Financial Officer, Raul Parra, as Insider Trading Compliance Officers for purposes of this policy. They are available to answer questions regarding this policy. EXPLANATION OF THE LAW The federal securities laws and regulations prohibit transactions in securities at a time when the person engaging in the transaction possesses material, nonpublic information concerning the issuer of the security, or the market for the security, which has not yet become a matter of general public knowledge, and which has been obtained or is being used in breach of a duty to maintain the information in confidence. Communication of nonpublic information to a third party, under circumstances where an improper transaction can be anticipated, is also prohibited. These prohibitions apply to any security, including the Company’s stock and options to purchase the Company’s stock. “Material, nonpublic information” includes information that is not available to the public at large which could affect the market price of the security and to which a reasonable investor would attach importance in deciding whether to buy, sell, or retain the security. It should be noted that either positive or negative information may be material. While it is not possible to identify all information that would be considered material, the following types of information would generally be deemed material: • Financial performance, especially quarterly and year-end results of operations, and significant changes in financial performance, conditions or liquidity (including, but not limited to, significant write-downs of assets or increases in reserves, changes in earnings estimates or unusual gains or losses in major operations); • Potential merger or acquisition transactions, divestitures of Company assets or other transactions outside the ordinary course of the Company’s business; • Stock splits, public or private securities or debt offerings;

2 • Company projections and strategic plans; • Major changes in accounting methods or policies; • Cybersecurity risks and incidents, including vulnerabilities and breaches; • Changes in debt ratings, terms or conditions; • Introduction or acquisition of significant new products; • Significant new contracts, or a change in, or loss of, a significant existing contract; • Major changes in executive management; • Important developments in actual or threatened major litigation or government investigations; and • Major developments in the Company’s regulatory compliance or quality affairs, including product recalls. Information is considered to be available to the public only when it has been released to the public through appropriate channels (for example, by means of a press release, a statement from one of the Company’s executive officers or filings with the U.S. Securities and Exchange Commission (the “SEC”)) and enough time has elapsed to permit the investment market to absorb and evaluate the information. Information will normally be regarded as absorbed and evaluated two business days after public release has occurred. COMPANY POLICY 1. No Transactions While Possessing Material, Nonpublic Information. Any director, officer or employee who has material, nonpublic information, including information regarding a potential acquisition, or who may be deemed to possess such information by reason of his or her position, may not: (a) buy or sell the securities of the Company, (b) pass along the information to others (so called “tipping”), (c) permit any member of his or her immediate family or anyone acting on his or her behalf, or anyone to whom he or she has disclosed the information, to purchase or sell such securities; or (d) make gifts or donations of securities of the Company, whether or not in exchange for payment of consideration. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct. Any director, officer or employee who learns of material, nonpublic information about a company with which the Company does business, or about a company which is the target of a potential acquisition by the Company, may not engage in transactions in that Company’s securities until the information becomes public. 2. Insider Trading Restrictions. In addition to the obligations applicable to all employees, it is the Company’s policy that Insiders may not engage in transactions in the Company’s securities during the period beginning after the market closes on the 15th day prior to the end of a calendar quarter through and including the second business day following the disclosure of such quarter’s earnings or prior year’s earnings in the case of the fourth quarter in a quarterly or annual report (as applicable) filed with the SEC (for purposes of this policy, the day after the disclosure date shall be counted as the first business day) (the “Blackout Period”), regardless of whether the prior written consent of an Insider Trading Compliance Officer has been received. The Company may prohibit transactions in the Company’s securities during other periods from time to time if there is a material event, a material transaction or other information pending that has not been disclosed to the public. In such cases, Insiders will be notified of the prohibition. Periods of time outside of the Blackout Periods are referred to herein as “Window Periods”. Insiders are required to consult with an Insider Trading Compliance Officer before effecting any transaction in the Company’s securities (including transactions during a Window Period) to confirm that the Window Period is open. 3. Other Restrictions. It is the Company’s policy that officers, directors and employees may not engage in any of the following activities with respect to the Company’s securities, regardless of whether the prior written consent of an Insider Trading Compliance Officer has been received: (a) Trading in the Company’s stock on a short-term basis, i.e., stock or other securities purchased on the open market must be held for a minimum of six months; (b) Short sales; (c) Buying or selling put options or call options or other derivative instruments; or

3 (d) Entering into hedging or monetization transactions or similar arrangements (including forward sale or purchase contracts, equity swaps, collars or exchange funds). Short-term trading, short sales, option trading and hedging transactions are all speculative and risky, and are effectively bets that the stock price will change rapidly, creating the appearance that the transaction is based on nonpublic information. For these reasons, when an officer, director or employee engages in transactions in the Company’s securities, it can arouse suspicion in the eyes of the SEC, Company shareholders and the financial community, particularly where the transaction happens to occur before a Company announcement or major event. It is then very difficult for an officer, employee or director to prove that he or she did not know about the announcement or event at the time of the transaction. If the SEC, Nasdaq or any other exchange which trades or quotes the Company’s securities were to notice a transaction prior to a public announcement, it might trigger an investigation, which could cause negative publicity for the Company, require it to incur significant expenses or to pay significant fines, and could result in severe penalties and expense for the persons involved. 4. Company Plans. The provisions of this policy apply to transactions involving Company stock in the Company’s 401(k) Plan, the Company’s Employee Stock Purchase Plan and other benefit plans adopted by the Company (collectively, the “Plans”). Insiders should not engage in elective Plan transactions (e.g., changes in percentage allocations into or out of the Company stock fund or changes in the percentage of compensation designated for purchases of Company stock pursuant to a Plan) while in the possession of material nonpublic information. 5. Company Stock Options. This policy does not apply to the exercise of stock options granted by the Company pursuant to the Company’s long-term incentive plan, except in the case of a “cashless” exercise where a portion of the shares are sold in the public market to cover the exercise price of the option. Cashless exercises may only be made during a Window Period, and then only to the extent permitted by the Company’s long-term incentive plan. This policy does apply to any subsequent sale or other transaction involving Company stock acquired pursuant to the exercise of options granted by the Company. 6. Transactions Under Valid 10b5-1 Plans. Notwithstanding the prohibitions set forth above, purchases and sales of the Company’s securities may be made at any time pursuant to an existing plan validly adopted under Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Securities Exchange Act”). Any such plan must be submitted in writing to the Board of Directors of the Company or its Environmental, Social and Governance Committee prior to adoption and the written permission of an Insider Trading Compliance Officer must be obtained prior to any transactions being completed under the plan. When adopting a new or modified Rule 10b5-1 plan, an Insider will be required to include in the plan written representations certifying that he or she (a) is not aware of material nonpublic information about the Company or its securities and (b) is adopting or modifying the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 of the Securities Exchange Act. The Company is required to provide disclosure to the SEC of the adoption, modification or termination of a Rule 10b5-1 plan by Insiders, and the material terms and conditions of each plan. 7. Section 16 Reporting Persons. Certain Insiders are subject to the provisions of Section 16 promulgated under the Securities Exchange Act of 1934, as amended (“Section 16”). Such Insiders (“Section 16 Insiders”) are individually responsible for compliance with the provisions of Section 16 and the provisions of this policy do not, in any manner, limit their responsibilities under Section 16, In addition to the other provisions of this policy, Section 16 Insiders shall comply with the following provisions: (a) Prior Approval Required. Section 16 Insiders may not engage in transactions in the Company’s securities or the securities of any target acquisition entity, whether or not the Section 16 Insider possesses specific material, nonpublic information, unless the written permission of an Insider Trading Compliance Officer is first received. Once permission is obtained, the transaction must be completed before the Section 16 Insider obtains any material non-public information. This policy does not, however, apply to shares of generally traded mutual funds, which may in turn own securities of the Company or a target acquisition entity. All inquiries in this regard should be directed to an Insider Trading Compliance Officer. (b) Company Plans. Section 16 Insiders are limited in their ability to engage in certain transactions involving Company stock in the Plans. A transaction involving Company stock in a Plan may, pursuant to Section 16, limit the Section 16 Insider’s ability to engage in other transactions in Company stock, whether or not involving a Plan. For example, Section 16 may limit a Section 16 Insider’s ability to (i) transfer

4 funds within a Plan into or out of Company stock, (ii) change the amount of contributions to the purchase of Company stock pursuant to a Plan, (iii) change the percentage of compensation designated for purchases of Company stock under a Plan during a particular pay period, or (iv) engage in any sale or other transaction involving Company stock after its acquisition pursuant to a Plan. (c) Section 16 Reporting Obligations. Section 16 Insiders are required to report initial ownership of the Company’s securities on Form 3 and subsequent transactions in the Company’s securities on Form 4 or Form 5. Forms 3, 4 and 5 are publicly available. Failure to timely file a Form 3, 4 or 5 requires the Company to disclose such failure in the Company’s proxy statement, including the name of the Section 16 Insider, the nature of the transaction(s) and additional details regarding the delinquency. Most transactions must be reported on Form 4 within two days of the transaction. Therefore, it is crucial that Section 16 Insiders notify an Insider Trading Compliance Officer of transactions both in advance and on the day of the transaction. Specifically, all Section 16 Insiders are required: (1) to consult with an Insider Trading Compliance Officer before effecting any transaction in the Company’s securities (including transactions during a Window Period and including exercises of stock options or gifts) to confirm that the Window Period is open, to confirm compliance with the short swing profit rules of Section 16 and to allow the Company sufficient time to prepare a Form 4, if required; and (2) to notify an Insider Trading Compliance Officer on the day of any transaction in the Company’s securities to ensure that any required Form 4 or Form 5 is timely filed. It is important that Section 16 Insiders make direct contact with an Insider Trading Compliance Officer rather than sending e-mails or leaving voicemails and that they not rely on their brokers to make this contact. (d) Short Swing Profit Rules and Short Selling Restrictions. Section 16 Insiders are subject to the short swing profit rules of Section 16, which require disgorgement of all profits realized or losses avoided by a Section 16 Insider if purchases and sales occur within a six-month period, even if made during Window Periods. Section 16 also prohibits Section 16 Insiders from selling Company securities if they do not own the securities at the time of sale (i.e., “short sales”) or if they fail to deliver the securities sold within twenty days after the sale or fail to mail the certificates for delivery within five days after a sale (a “short sales against the box”). 8. Reporting of Violations. Any Insider who violates this policy or any federal or state law governing insider trading or tipping, or knows of any such violation by any other Insider, must report the violation immediately to an Insider Trading Compliance Officer. Upon determining that any such violation has occurred, the Company will determine whether it should release any material nonpublic information, and, when required by applicable law, report the violation to the SEC or other appropriate government authorities. 9. Company Imposed Penalties. Employees who violate this policy may be subject to disciplinary action by the Company, including dismissal for cause, and may be liable for damages. Any exceptions to this policy, if permitted, may only be granted by an Insider Trading Compliance Officer and must be provided before any activity contrary to the above requirements takes place. * * * * * Any person who has a question concerning the propriety of a proposed transaction, or who has a question about the policy generally, is encouraged to contact an Insider Trading Compliance Officer. We look forward to your continued support as we move forward in this exciting time in the history of Merit Medical Systems, Inc.